UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2021

VETANOVA, INC.

(Name of registrant as specified in its charter)

Nevada	000-51068	85-1736272
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

335 A Josephine St.

Denver, CO 80206

Address of principal executive offices

(303) 248-6883

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 8.01	OTHER EVENTS.

On November 18, 2021, VetaNova Inc entered into an agreement with SRAX Inc. The agreement calls for SRAX to develop social media platforms for VTNA.

About VetaNova.

The Company is in its development stage and intends to build and operate solar-powered, carbon-negative greenhouses utilizing Artificial Intelligence assisted technologies to control the growing environment. The Company’s revenue is expected to come from growing farm-fresh fruits and vegetables sold to local markets. The Company’s ability to build and operate solar-powered, carbon-negative greenhouses is dependent on the Company’s ability to raise additional capital.

The Company plans to file a Reg A+ offering statement in the near term to raise capital for its Avondale Project.

The foregoing is not an offer or a solicitation of any offer to purchase any securities of the Company. No money or other consideration is being solicited, and if sent, will not be accepted. No offer to buy any securities of the Company can be accepted and no part of the purchase price can be received until the Company’s Reg A offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given by the Company after the qualification date of the Company’s offering statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 22, 2021

VETANOVA, INC.

By:	/s/ John McKowen
John McKowen, Chief Executive Officer